Sticker dated May 3, 2007 to Prospectus
We received the minimum required cleared subscription funds of $2,369,300 from 52 investors on April 23, 2007 and broke escrow and began our drilling operations.
This sticker forms a part of, and must be accompanied or preceded by, the prospectus.